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                                                   [LETTERHEAD]
                                                   PricewaterhouseCoopers LLP
                                                   250 West Pratt Street
                                                   Baltimore MD 21201-2304
                                                   Telephone (410) 783 7600
                                                   Facsimile (410) 783-7680



August 28, 1998




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Mercantile Bankshares Corporation on Form S-4 of our report dated January 21, 1998, on our audits of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997, of Mercantile Bankshares Corporation, and to the use of our report on our audits of the consolidated financial statements of The Marine BanCorp, Inc. and subsidiary as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ PricewaterhouseCoopers LLP
                                                PricewaterhouseCoopers LLP